Exhibit 99.1

Herbalife Nutrition Reports Record-Breaking 2020 Net Sales with
14% Growth versus Prior Year; Raises 2021 Net Sales Guidance;
Announces New $1.5 Billion Share Repurchase Authorization

LOS ANGELES, February 17th, 2021 – Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the fourth quarter and full year ended December 31, 2020.

“In 2020, we saw our best year ever with record net sales as our distributors met the global demand for better nutrition,” said John Agwunobi, Chairman and CEO of Herbalife Nutrition.

QUARTER AND FULL YEAR HIGHLIGHTS

▪
Full year 2020 net sales of $5.5 billion increased 13.6% compared to full year 2019, representing the largest annual net sales result in Company history. Three of our six regions: Asia Pacific, EMEA, and North America set annual net sales records.

▪	Fourth quarter net sales of $1.4 billion increased 15.6% compared to the fourth quarter 2019, representing the largest fourth quarter net sales result in Company history.

▪
Full year 2020 reported diluted EPS of $2.77 and adjusted[1] earnings of $3.71[2]  per diluted share, each grew by approximately 25% compared to $2.20 and $2.98[2] per adjusted[3] diluted share respectively, for the full year 2019.

▪	Fourth quarter 2020 reported diluted EPS of $0.59 and adjusted[1] earnings of $0.71[4] per diluted share, compared to $0.40 and $0.76[4] respectively, for the fourth quarter 2019.

▪	China grant income will no longer be excluded from adjusted[1] results. Adjusted results from all prior year periods have been updated in Schedule A to no longer exclude China grant income.

▪	Raising FY 2021 net sales guidance ranges to 6.0% to 14.0% growth, as well as raising reported and adjusted[1] diluted EPS guidance ranges to $4.05 - $4.55 and $4.25 – $4.75, respectively.

▪	Company announces board approval of a new three-year $1.5 billion share repurchase program.

1 Adjusted diluted EPS is a non-GAAP measure and excludes the impact of: non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, contingent value rights revaluation, income related to finalization of insurance recoveries, debt issuance costs related to the senior secured credit facility amendment, Mexico VAT assessment, and net expenses related to the COVID-19 pandemic. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful. See the “Outlook” discussion below and the related footnotes for additional information regarding adjusted diluted EPS guidance.
2 Full year 2020 results were impacted by China grant income of approximately $14.5 million, or $0.08 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $13.7 million or $0.08 per diluted share. 2019 results were impacted by China grant income of approximately $31.5 million, or $0.16 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $19.6 million or $0.10 per diluted share.
3  See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for full year 2019.
4 Fourth quarter 2020 results were impacted by China grant income of approximately $1.5 million, or $0.01 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $5.9 million or $0.03 per diluted share. Fourth Quarter 2019 results were impacted by China grant income of approximately $3.8 million, or $0.02 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $9.1 million or $0.05 per diluted share.

Fourth Quarter and Full Year 2020 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 4Q’20 (mil)	Growth/Decline including FX vs. 4Q‘19	Growth/Decline excluding FX vs. 4Q ‘19
Asia Pacific	$ 377.9	14.4%	14.1%
EMEA	$ 315.0	30.6%	31.1%
North America	$ 310.5	32.9%	32.9%
China	$ 190.2	(7.6%)	(13.1%)
Mexico	$ 115.3	(1.1%)	5.6%
South & Central America (a)	$ 101.8	9.8%	*
Worldwide Total	$ 1,410.7	15.6%	*
South & Central America excl. Venezuela (a)	$ 101.4	9.8%	22.3%
Worldwide Total excl Venezuela (a)	$ 1,410.3	15.6%	16.3%

(a) Venezuela has been generally impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales.  See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.
* Figure not meaningful due to significant foreign currency fluctuations in Venezuela and the price increases implemented as a result thereof that, when considered in isolation, have a disproportionately large impact on the Company’s South and Central American region and consolidated results. Amounts were 31.1% and 16.9% for South & Central America and Worldwide Total, respectively.

Region	Reported Net Sales FY’20 (mil)	Growth/Decline including FX vs. FY‘19	Growth excluding FX vs. FY ‘19
Asia Pacific	$ 1,347.7	7.9%	9.2%
EMEA	$ 1,208.3	21.1%	24.2%
North America	$ 1,372.9	33.9%	33.9%
China	$ 809.6	7.7%	7.8%
Mexico	$ 436.9	(7.7%)	2.2%
South & Central America (a)	$ 366.4	(3.3%)	*
Worldwide Total	$ 5,541.8	13.6%	*
South & Central America excl. Venezuela (a)	$ 364.8	(3.4%)	9.1%
Worldwide Total excl Venezuela (a)	$ 5,540.2	13.6%	16.6%

(a) Venezuela has been generally impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales.  See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.
* Figure not meaningful due to significant foreign currency fluctuations in Venezuela and the price increases implemented as a result thereof that, when considered in isolation, have a disproportionately large impact on the Company’s South and Central American region and consolidated results. Amounts were 20.8% and 17.5% for South & Central America and Worldwide Total, respectively.

Regional Volume Point Metrics

	Volume Points		Volume Points
Region	Q4 '20 (mil)	Yr/Yr % Chg	FY '20 (mil)	Yr/Yr % Chg
Asia Pacific	478.9	14.6%	1,690.2	8.0%
EMEA	396.0	26.5%	1,562.5	21.1%
North America	385.6	28.6%	1,735.0	31.7%
China	111.0	(18.1%)	523.8	5.3%
Mexico	224.1	2.0%	879.7	(0.4%)
South & Central America	148.7	14.1%	535.2	3.6%
Worldwide Total	1,744.3	15.0%	6,926.4	14.1%

Outlook

Following is the Company’s first quarter and full year 2021 guidance based on current business trends:

	Three Months Ending March 31, 2021		Twelve Months Ending December 31, 2021
	Low	High	Low	High
Volume Point Growth vs 2020	6.0%	14.0%	0.0%	8.0%
Net Sales Growth vs 2020 (a)	8.5%	16.5%	6.0%	14.0%
Diluted EPS (a) (b)	$0.95	$1.10	$4.05	$4.55
Adjusted Diluted EPS (a) (b) (c)	$1.00	$1.15	$4.25	$4.75
Cap Ex ($ millions)	$40.0	$55.0	$175.0	$225.0
Effective Tax Rate (a) (b)	20.8%	26.8%	20.8%	26.8%
Adjusted Effective Tax Rate (a) (b) (c)	20.0%	26.0%	20.0%	26.0%
Net Sales Growth vs. 2020 (Currency Adjusted) (a) (d)	6.5%	14.5%	2.6%	10.6%
Adjusted Diluted EPS (Currency Adjusted) (a) (b) (c) (d)	$0.94	$1.09	$3.90	$4.40

(a) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(b) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the stock compensation accounting standard, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2024, as well as any future impact of the China Growth and Impact Investment Program.

(c) Adjusted diluted EPS and adjusted effective tax rate excludes the impact of non-cash interest expense and amortization associated with the Company’s convertible notes, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believes these non-GAAP measures are useful.

(d) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2020 first quarter and full year net sales and diluted EPS and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2020 values.

▪
With respect to guidance, the Company cannot accurately predict the impact to its share base from any future share repurchases. Accordingly, any impact thereof is excluded from the guidance tables above.

▪	Guidance is based on the average daily exchange rates during the first three weeks of January 2021.

▪	Adjusted(a)(b)(c) diluted EPS guidance for the first quarter 2021 includes a projected currency tailwind of approximately $0.06 per diluted share versus the first quarter of 2020.

▪	Full year 2021 adjusted(a)(b)(c) diluted EPS guidance includes a projected currency tailwind of approximately $0.35 per diluted share versus the full year of 2020.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, February 17th, 2021, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (833) 962-1459, and (956) 394-3596 for international callers (conference ID: 1352428). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 1352428). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people's lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.
For more information, please visit IAmHerbalifeNutrition.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Senior Director, Investor Relations
213.745.0449

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

•	the potential impacts of the COVID-19 pandemic on us; our Members, customers, and supply chain; and the world economy;

•	our ability to attract and retain Members;

•	our relationship with, and our ability to influence the actions of, our Members;

•	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

•	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business and industry;

•	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

•	the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and in China;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, cybersecurity incidents, pandemics and/or other acts by third parties;

•
noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

•	contractual limitations on our ability to expand or change our direct-selling business model;

•	our reliance on our information technology infrastructure and manufacturing facilities and those of our outside manufacturers;

•	the sufficiency of our trademarks and other intellectual property;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team;

•	restrictions imposed by covenants in the agreements governing our indebtedness;

•	risks related to our convertible notes;

•	changes in, and uncertainties relating to, the application of transfer pricing, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

•	our incorporation under the laws of the Cayman Islands; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(unaudited)
North America	$310.5	$233.6	$1,372.9	$1,025.5
EMEA	315.0	241.1	1,208.3	998.0
Asia Pacific	377.9	330.4	1,347.7	1,249.0
Mexico	115.3	116.6	436.9	473.6
China	190.2	205.9	809.6	752.0
South and Central America	101.8	92.7	366.4	379.0
Worldwide Net Sales	1,410.7	1,220.3	5,541.8	4,877.1
Cost of Sales	309.4	229.8	1,150.6	958.0
Gross Profit	1,101.3	990.5	4,391.2	3,919.1
Royalty Overrides	438.9	358.1	1,690.1	1,448.2
Selling, General, and Administrative Expenses	515.5	527.8	2,075.0	1,940.3
Other Operating Income (1)	(1.5)	(3.8)	(14.5)	(37.5)
Operating Income	148.4	108.4	640.6	568.1
Interest Expense, net	35.2	28.4	124.2	132.4
Other Income, net (2)	-	-	-	(15.7)
Income Before Income Taxes	113.2	80.0	516.4	451.4
Income Taxes	39.4	23.3	143.8	140.4
Net Income	$73.8	$56.7	$372.6	$311.0

Weighted-Average Shares Outstanding:
Basic	121.3	137.5	131.5	137.4
Diluted	124.3	140.8	134.5	141.6

Earnings Per Share:
Basic	$0.61	$0.41	$2.83	$2.26
Diluted	$0.59	$0.40	$2.77	$2.20

(1) Other Operating Income for the three and twelve months ended December 31, 2020 and for the three months ended December 31, 2019 relates to certain China government grant income. Other Operating Income for the twelve months ended December 31, 2019 relates to certain China government grant income and income related to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during September 2017.
(2) Other Income, net for the twelve months ended December 31, 2019 relates to the gain on revaluation of the Contingent Value Rights (CVR) issued in connection with the October 2017 modified Dutch auction tender offer.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Dec 31,	Dec 31,
	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$1,045.4	$839.4
Receivables, net	83.3	79.7
Inventories	501.4	436.2
Prepaid expenses and other current assets	145.7	132.9
Total Current Assets	1,775.8	1,488.2

Property, plant and equipment, net	390.2	371.5
Operating lease right-of-use assets	222.8	189.5
Marketing-related intangibles and other intangible assets, net	313.3	310.1
Goodwill	100.5	91.5
Other assets	273.5	227.8
Total Assets	$3,076.1	$2,678.6

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$88.7	$81.6
Royalty overrides	358.2	294.1
Current portion of long-term debt	22.9	24.1
Other current liabilities	657.5	564.6
Total Current Liabilities	1,127.3	964.4

Non-current liabilities:
Long-term debt, net of current portion	2,405.5	1,778.9
Non-current operating lease liabilities	206.7	169.9
Other non-current liabilities	192.7	155.4
Total Liabilities	3,932.2	3,068.6

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	342.3	366.6
Accumulated other comprehensive loss	(182.2)	(212.5)
Accumulated deficit	(687.4)	(215.3)
Treasury stock	(328.9)	(328.9)
Total Shareholders' Deficit	(856.1)	(390.0)

Total Liabilities and Shareholders' Deficit	$3,076.1	$2,678.6

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Twelve Months Ended
	12/31/2020	12/31/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$372.6	$311.0
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	100.3	97.7
Share-based compensation expenses	51.0	38.6
Non-cash interest expense	26.7	43.7
Deferred income taxes	2.0	15.4
Inventory write-downs	20.6	19.1
Foreign exchange transaction loss	9.9	2.1
Other	5.3	(7.9)
Changes in operating assets and liabilities:
Receivables	(5.8)	(14.4)
Inventories	(76.6)	(68.6)
Prepaid expenses and other current assets	(11.9)	28.3
Accounts payable	5.5	0.1
Royalty overrides	61.2	11.5
Other current liabilities	77.6	(5.5)
Other	(9.8)	(13.6)
NET CASH PROVIDED BY OPERATING ACTIVITIES	628.6	457.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(112.0)	(106.1)
Other	(11.2)	(1.9)
NET CASH USED IN INVESTING ACTIVITIES	(123.2)	(108.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility and other debt, net of discount	31.5	-
Principal payments on senior secured credit facility and other debt	(24.5)	(24.5)
Repayment of convertible senior notes	-	(675.0)
Proceeds from senior notes	600.0	-
Debt issuance costs	(7.9)	-
Share repurchases	(923.5)	(16.7)
Other	3.5	3.2
NET CASH USED IN FINANCING ACTIVITIES	(320.9)	(713.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	22.0	(4.0)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	206.5	(367.5)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	847.5	1,215.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,054.0	$847.5

Cash paid during the year:
Interest paid	$78.9	$114.3
Income taxes paid	$138.2	$147.9

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.”  Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.  The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(in millions)

Net income, as reported	$73.8	$56.7	$372.6	$311.0
Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	0.2	41.4	85.9	75.5
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	5.6	5.2	21.8	38.2
Contingent Value Rights revaluation (1) (2)	-	-	-	(15.7)
Income related to finalization of insurance recoveries (1) (2) (5)	-	-	-	(6.0)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	-	1.2	0.5	1.2
Mexico VAT assessment (1) (2)	-	-	-	19.0
Net expenses related to COVID-19 pandemic (1) (2)	4.6	-	21.2	-
Income tax adjustments for above items (1) (2)	4.0	2.1	(2.6)	(3.4)
Net income, as adjusted (7)	$88.1	$106.5	$499.4	$419.8

The following table is a reconciliation of diluted shares outstanding, as presented and reported in accordance with GAAP, to adjusted diluted shares outstanding, adjusted to include the impact of outstanding capped call transactions in 2019.  The Company's outstanding capped call transactions were anti-dilutive and not included in GAAP earnings per share for 2019 because they were intended to mitigate the dilutive effect of the Company's convertible notes due 2019, if the trading price of the Company's stock exceeded the conversion price, up to a certain level. Therefore, the Company has adjusted the diluted shares outstanding to include the impact of the capped calls, based on the average share price for the period that the capped calls were anti-dilutive.

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(in millions)

Diluted shares outstanding, as reported	124.3	140.8	134.5	141.6
Impact of capped call transactions	-	-	-	(0.7)
Diluted shares outstanding, as adjusted	124.3	140.8	134.5	140.9

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(per share)

Diluted earnings per share, as reported	$0.59	$0.40	$2.77	$2.20
Impact of adjusted shares outstanding	-	-	-	0.01
Diluted earnings per share using adjusted diluted shares outstanding	$0.59	$0.40	$2.77	$2.21

Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	-	0.29	0.64	0.54
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	0.05	0.04	0.16	0.27
Contingent Value Rights revaluation (1) (2)	-	-	-	(0.11)
Income related to finalization of insurance recoveries (1) (2) (5)	-	-	-	(0.04)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	-	0.01	-	0.01
Mexico VAT assessment (1) (2)	-	-	-	0.13
Net expenses related to COVID-19 pandemic (1) (2)	0.04	-	0.16	-
Income tax adjustments for above items (1) (2)	0.03	0.01	(0.01)	(0.02)
Adjusted diluted earnings per adjusted share (7)	$0.71	$0.76	$3.71	$2.98

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(in millions)

Expenses related to regulatory inquiries and legal accruals	4.2	1.8	(0.5)	(1.4)
Non-cash interest expense and amortization of non-cash issuance costs	(0.2)	1.3	-	-
Contingent Value Rights revaluation	-	(1.3)	-	-
Income related to finalization of insurance recoveries	-	(0.4)	-	0.1
Debt issuance costs related to the senior secured credit facility amendment	-	(0.3)	(0.1)	(0.3)
Mexico VAT assessment	-	1.0	-	(1.8)
Net expenses related to COVID-19 pandemic	-	-	(2.0)	-
Total income tax adjustments	$4.0	$2.1	$(2.6)	$(3.4)

	Three Months Ended		Twelve Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
	(per share)

Expenses related to regulatory inquiries and legal accruals	0.03	0.01	-	(0.01)
Non-cash interest expense and amortization of non-cash issuance costs	-	0.01	-	-
Contingent Value Rights revaluation	-	(0.01)	-	-
Income related to finalization of insurance recoveries	-	-	-	-
Debt issuance costs related to the senior secured credit facility amendment	-	-	-	-
Mexico VAT assessment	-	0.01	-	(0.01)
Net expenses related to COVID-19 pandemic	-	-	(0.01)	-
Total income tax adjustments (7)	$0.03	$0.01	$(0.01)	$(0.02)

(3) Includes legal accrual recorded during the twelve months ended December 31, 2020 of $83.1 million relating to the SEC and DOJ investigations on the FCPA matter in China, and legal accrual recorded during the twelve months ended December 31, 2019 of $19.0 million relating to the SEC investigation on our disclosures regarding our marketing plan in China, as described in the Company's Form 10-K for the year ended December 31, 2020.
(4) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contracts and the 2.625% convertible senior notes due 2024.
(5) Relates to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during September 2017, which damaged certain of the Company's inventory stored within the warehouse.
(6) 2020 amounts relates to costs incurred in the amendment of the senior secured credit facility which, among other things, extended the maturity, increased borrowings and reduced interest rate of both Term Loan A and 2018 Revolving Credit Facility. There is no per share amount due to rounding. 2019 amounts relates to costs incurred in the amendment of the senior secured credit facility which, among other things, reduced the interest rate of Term Loan B.
(7) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	March 31, 2021	December 31, 2021

Diluted EPS Guidance	$0.95 - $1.10	$4.05 - $4.55
Non-cash interest expense and amortization of non-cash issuance costs (1)	0.05	0.20
Adjusted diluted EPS guidance	$1.00 - $1.15	$4.25 - $4.75

(1) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.